As filed with the Securities and Exchange Commission on September 7, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-182616

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-183995

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-193238

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-202827

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-203269

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-203800

UNDER

THE SECURITIES ACT OF 1933

ATLAS RESOURCE PARTNERS, L.P.

Atlas Resource Partners Holdings, LLC

Atlas Resource Finance Corporation

and Other Registrants*

(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware Delaware	1311	45-3591625 27-4735285 90-0812516
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Park Place Corporate Center One 100 Commerce Drive, Suite 400 Pittsburgh, PA 15275 (800) 251-0171	Edward E. Cohen Park Place Corporate Center One 100 Commerce Drive, Suite 400 Pittsburgh, PA 15275 (800) 251-0171
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

*TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices
Atlas Resources, LLC	Pennsylvania	20-4822875	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Viking Resources, LLC	Pennsylvania	20-5365124	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Resource Energy, LLC	Delaware	20-5365174	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Barnett, LLC	Delaware	90-0812567	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Barnett Pipeline, LLC	Delaware	61-1682295	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Barnett, LLC	Texas	26-2654688	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Noble, LLC	Delaware	20-5365139	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
REI-NY, LLC	Delaware	20-5365147	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Indiana, LLC	Indiana	26-3210546	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Tennessee, LLC	Pennsylvania	26-2770794	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Ohio, LLC	Ohio	20-5365198	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Oklahoma LLC	Oklahoma	90-0815193	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Colorado, LLC	Colorado	45-2120015	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171

Resource Well Services, LLC	Delaware	20-5365162	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Production Company, LLC	Delaware	90-0999968	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Mountaineer Production, LLC	Delaware	80-0959365	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Rangely Production, LLC	Delaware	46-5641625	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Eagle Ford, LLC	Texas	47-1846894	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Pipeline Tennessee, LLC	Pennsylvania	83-0504919	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ATLS Production Company, LLC	Delaware	46-3060124	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), originally filed by Atlas Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission:

•	Registration Statement No. 333-182616, filed on July 11, 2012, registering the offer and sale by certain selling unitholders from time to time of up to 5,527,945 common units representing limited partner interests in the Partnership (the “Common Units”);

•	Registration Statement No. 333-183995, filed on September 19, 2012, registering the offer and sale by certain selling unitholders from time to time of up to 7,683,438 Common Units;

•	Registration Statement No. 333-193238, filed on January 9, 2014, registering the offer and sale by the Partnership from time to time of up to an aggregate of $100,000,000 of Common Units and preferred units representing limited partner interests in the Partnership (the “Preferred Units”);

•	Registration Statement No. 333-202827, filed on March 17, 2015, registering the offer and sale by certain selling unitholders from time to time of up to 24,712,471 Common Units;

•	Registration Statement No. 333-203269, filed on April 6, 2015, registering the offer and sale by certain selling unitholders from time to time of up to 800,000 8.625% Class D Cumulative Redeemable Perpetual Preferred Units; and

•	Registration Statement No. 333-203800, filed on May 1, 2015, registering the offer and sale by the Partnership and certain subsidiaries from time to time of up to $600,000,000 of Common Units, Preferred Units, subordinated units representing limited partner interests in the Partnership, warrants and debt securities and guarantees.

On August 26, 2016, an order confirming the pre-packaged plan of reorganization (the “Plan”) of the Partnership and certain of its subsidiaries (collectively with the Partnership, “Atlas”) was entered by the United States Bankruptcy Court for the Southern District of New York. On September 1, 2016, Atlas substantially consummated the Plan and emerged from their Chapter 11 cases. As part of the transactions undertaken pursuant to the Plan, the Partnership’s equity was cancelled, the Partnership dissolved and Titan Energy, LLC, an affiliate of the Partnership, became the successor issuer to the Partnership pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended.

As a result of the completion of the transactions contemplated by the Plan, the Partnership has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by the Partnership in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Partnership hereby removes from registration by means of this Post-Effective Amendment No. 1 all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania on September 7, 2016.

TITAN ENERGY, LLC,
as successor to Atlas Resource Partners, L.P. and as converted from Atlas Resource Finance Corporation

By:	/s/ Jeffrey M. Slotterback
Name: Jeffrey M. Slotterback
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Daniel C. Herz Daniel C. Herz	Chief Executive Officer and Director (Principal Executive Officer)	September 7, 2016

/s/ Jeffrey M. Slotterback Jeffrey M. Slotterback	Chief Financial Officer and Director (Principal Financial Officer)	September 7, 2016

/s/ Matthew J. Finkbeiner Matthew J. Finkbeiner	Chief Accounting Officer (Principal Accounting Officer)	September 7, 2016

/s/ Edward E. Cohen Edward E. Cohen	Executive Chairman of the Board	September 7, 2016

/s/ Jonathan Z. Cohen Jonathan Z. Cohen	Executive Vice Chairman of the Board	September 7, 2016

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on September 7, 2016.

ATLAS RESOURCE PARTNERS HOLDINGS, LLC

By:	Titan Energy Operating, LLC, its sole member

By:	Titan Energy Management, LLC, its manager

ATLAS RESOURCES, LLC

VIKING RESOURCES, LLC

RESOURCE ENERGY, LLC

ATLAS NOBLE, LLC

REI-NY, LLC

ATLAS ENERGY INDIANA, LLC

ATLAS ENERGY TENNESSEE, LLC

ATLAS ENERGY OHIO, LLC

ATLAS ENERGY COLORADO, LLC

RESOURCE WELL SERVICES, LLC

ARP BARNETT, LLC

ARP BARNETT PIPELINE, LLC

ATLAS BARNETT, LLC

ARP PRODUCTION COMPANY, LLC

ARP MOUNTAINEER PRODUCTION, LLC

ARP OKLAHOMA, LLC

ARP RANGELY PRODUCTION, LLC

ATLAS PIPELINE TENNESSEE, LLC

ARP EAGLE FORD, LLC

ATLS PRODUCTION COMPANY, LLC

By:	Atlas Resource Partners Holdings, LLC, its sole member

By:	Titan Energy Operating, LLC, its sole member

By:	Titan Energy Management, LLC, its manager

By:	/s/ Jeffrey M. Slotterback
Name: Jeffrey M. Slotterback
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Daniel C. Herz Daniel C. Herz	Chief Executive Officer and Director (Principal Executive Officer)	September 7, 2016

/s/ Jeffrey M. Slotterback Jeffrey M. Slotterback	Chief Financial Officer and Director (Principal Financial Officer)	September 7, 2016

/s/ Matthew J. Finkbeiner Matthew J. Finkbeiner	Chief Accounting Officer (Principal Accounting Officer)	September 7, 2016

/s/ Edward E. Cohen Edward E. Cohen	Executive Chairman of the Board	September 7, 2016

/s/ Jonathan Z. Cohen Jonathan Z. Cohen	Executive Vice Chairman of the Board	September 7, 2016